UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2023
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1030 West Georgia Street Vancouver, British Columbia, Canada	V6E 2Y3
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure

On May 11, 2023, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release announcing the appointment of James Hatley as UEC’s Vice President Production, Canada.

Amir Adnani, President and CEO, announced: “We are pleased to welcome James Hatley to our production team to develop our Canadian assets including the Roughrider Project which is an exciting catalyst for UEC in Eastern Athabasca and anchors our Canadian high-grade conventional pipeline.”

James Hatley has 25-years of mining experience including uranium and base metals mine development, construction, and operations. Most recently he led the construction of three mines at one of Canada’s largest mining projects, the Voisey’s Bay Mine Expansion for Vale.

Prior to Vale, James was the senior VP of Project Development at NexGen Energy and consulted overseas for Saudi Aramco.

James spent over 13 years with Cameco Corporation, including key leadership roles as project director and superintendent for the McArthur River Expansion, Millennium Project, chief mine engineer at McArthur River, and technical and project management for the Cigar Lake Project. The development of McArthur River and Cigar Lake produced the world’s top two highest grade, highest producing, and lowest quartile cost uranium assets which required specialized knowledge and technical approaches.

Mr. Hatley is a Professional Engineer (P.Eng.), Project Management Professional (PMP) and holds a Master of Business Administration from Athabasca University. James was a board member of the Saskatchewan Mining Association for three terms and in 2017 received a Canadian Institute of Mining and Metallurgy Fellowship for “over 20 Years of Technical Leadership”.

James Hatley, VP Production, Canada, stated: “I am delighted to join UEC and spearhead the development of the Canadian project pipeline into operations. Through UEC’s portfolio of high grade assets, we are poised to become the next uranium producer in the Athabasca Basin. The 100% owned Roughrider Project (1) will have a pivotal role in the Athabasca Basin with respect to potential production and timing to UEC, our stakeholders, and the Canadian uranium industry. Specifically, the tier one work by prior owner Rio Tinto in advancing the project design, community engagement, environmental assessment, and past regulatory submissions(2) provide a solid foundation for future advancement.”

(1) Item 1302 of SEC Regulation SK-1300 Technical Resource Summary Report (the “TRS”) prepared in accordance with S-K 1300 and was filed on May 2, 2023 with the Securities and Exchange Commission (“SEC”) through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on May 2, 2023. The TRS was prepared on behalf of the Company by SRK Consulting (UK) Ltd.

(2) Rio Tinto – Roughrider Advanced Exploration Program, 2013-2014, https://publications.saskatchewan.ca/#/categories/115

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated May 18, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: May 18, 2023.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer